OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF

North American Galvanizing & Coatings, Inc.

AT

$7.50 NET PER SHARE

BY

Big Kettle Merger Sub, Inc.

an indirect wholly owned subsidiary

OF

AZZ incorporated

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., CENTRAL DAYLIGHT SAVING TIME, ON MONDAY, JUNE 7, 2010,
UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated May 7, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, relating to an offer by Big Kettle Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of AZZ incorporated, a Texas corporation (“Parent”), to purchase for cash all of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of North American Galvanizing & Coatings, Inc. (the “Company”), at a purchase price of $7.50 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase and the Letter of Transmittal, collectively constitute the “Offer”). Holders of Shares whose certificates for such Shares (the “Certificates”) are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1.	The Offer price is $7.50 per Share, net to the seller in cash, without interest thereon.

2.	The Offer is made for all issued and outstanding Shares.

3.	The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 31, 2010, by and among Parent, Purchaser and the Company (the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will be merged with and into the Company (the “Merger”). Following the effective time of the Merger, the Company will continue as the surviving corporation and become a wholly owned subsidiary of Parent and the separate corporate existence of Purchaser will cease.

4.	At a meeting held on March 31, 2010, the Board of Directors of the Company: (1) resolved that the terms of the Merger Agreement are fair to, and in the best interests of, the Company and the Company’s stockholders and declared it advisable to enter into the Merger Agreement; (2) authorized the execution, delivery and performance of the Merger Agreement; (3) approved, authorized and adopted the transactions contemplated by the Merger Agreement; (4) recommended acceptance of the Offer and the adoption and approval of the Merger Agreement by the Company’s stockholders; and (5) took action to exempt the transactions contemplated by the Merger Agreement from the restrictions set forth in Section 203 of the DGCL.

5.	The Offer and withdrawal rights will expire at 5:00 P.M., Central Daylight Saving time, on Monday, June 7, 2010, unless the Offer is extended.

6.	Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7.	The Offer is conditioned upon, among other things, satisfaction of the Minimum Condition (as described below). The Offer also is subject to other conditions set forth in the Offer to Purchase. See Section 14—“Conditions of the Offer” of the Offer to Purchase. The Offer is not conditioned upon any financing arrangements. The term “Minimum Condition” is defined in the Offer to Purchase and generally requires that the number of Shares validly tendered and not withdrawn prior to the expiration of the Offer, together with the number of Shares then owned by Parent or Purchaser and the number of Shares for which Parent or Purchaser otherwise holds an option to purchase (which includes certain restricted Shares and Shares subject to options and the Shares subject to the Company’s Director Stock Unit Program), represents at least two thirds (2/3) of the voting power of all Shares on a fully diluted basis (as defined in the Offer to Purchase).

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Parent and Purchaser are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Parent and Purchaser become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Parent and Purchaser will make a good faith effort to comply with that state statute. If, after a good faith effort, Parent and Purchaser cannot comply with the state statute, Purchaser will not make the Offer to, nor will Purchaser accept tenders from or on behalf of, the Company stockholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

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INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

OF
North American Galvanizing & Coatings, Inc.

BY
Big Kettle Merger Sub, Inc.

an indirect wholly owned subsidiary
OF
AZZ incorporated

AT
$7.50 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated May 7, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Big Kettle Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of AZZ incorporated, a Texas corporation (“Parent”), to purchase for cash all the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of North American Galvanizing & Coatings, Inc. (the “Company”), at a purchase price of $7.50 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal furnished to the undersigned.

Account Number:
___________________________________________________
Number of Shares to be Tendered*:
___________________________________________________

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated: ____________, 2010

SIGN HERE

Signature(s)

Print Name(s)

Address(es)

Area Code and Telephone Number(s)

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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